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                                                                     EXHIBIT 10i


STATE OF TENNESSEE
COUNTY OF SHELBY


                      MODIFICATION TO MANAGEMENT AGREEMENT


         This Modification to Management Agreement is made and entered into this 25th day of February, 1998, by and between Murray Income Properties, II, LTD, a Texas limited Partnership ("Owner") and Trammell Crow SE, Inc., a Delaware corporation ("Operator").

                                   WITNESSETH:

         Whereas, Owner and Operator entered into that certain Management Agreement for the Managing and operating of certain improved real property, ("Project") commonly known as Germantown Collection, dated August 8, 1990.

         Whereas, the Owner and Operator desire to modify and amend the Management Agreement;

         Now, therefore, for and in consideration of the Modification to Management Agreement, the sum of Ten and 00/100 Dollars ($10.00) in hand paid by Owner to Operator, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do agree as follows:

         1 Owner and Operator acknowledge and agree the Management Agreement shall be extended for a period of twelve (12) months, such extension shall commence on January 1, 1998 and expire on December 31. 1998.

         2. All other terms and conditions of the Management Agreement not specifically amended by this Modification to Management Agreement, are hereby deemed to remain in full force and effect.

         3. "Permitted Assignment. Notwithstanding any other provision of this Management Agreement, Operator shall be permitted to assign all of its right, title and interest in and to this Management Agreement to any other entity that is directly or indirectly wholly-owned by Trammell Crow Company, a Delaware corporation ("TCC"). Such permitted assignment shall include any assignment that may be deemed to occur by operation of law in connection with any merger or consolidation of TCC entity with and/or into any other entity directly or indirectly wholly-owned by TCC (an "Intragroup Merger"). Any such Intragroup Merger"). Any such Intragroup Merger shall not be deemed a breach of, cause a default under or trigger any right of termination under, any other provision of this Agreement."

         IN WITNESS WHEREOF, the parties have executed the foregoing Modification as of the day and year written above.

OWNER:                                               OPERATOR:

Murray Income                                        Trammell Crow SE, Inc.
Properties, II, LTD.


By:      Murray Realty Investors IX, Inc.
By:      Brent Buck                                  By:      Phil Fawcett

Title:   Executive Vice President                    Title:   Sr. Vice President